Exhibit 99.5

PROXY

PLAINS ALL AMERICAN PIPELINE, L.P.

SPECIAL MEETING OF UNITHOLDERS

                        , 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PLAINS ALL AMERICAN GP LLC

        The undersigned, whose signature appears on the reverse, hereby appoints Phil Kramer and Tim Moore and each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the common units of Plains All American Pipeline, L.P. which the undersigned would be entitled to vote if personally present at the special meeting to be held on                        , 2006 and at any and all adjournments thereof, on all matters that may properly come before the special meeting.

        The undersigned acknowledges receipt of the notice of special meeting and proxy statement, each dated                        , 2006, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies, or any of them, to vote as set forth on the reverse side.

        If you have any comments or a change of address, mark the appropriate box on the reverse side and use the following space:

(Continued and to be signed on reverse side)

SPECIAL MEETING OF UNITHOLDERS
PLAINS ALL AMERICAN PIPELINE, L.P.

                        , 2006

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
-or-	COMPANY NUMBER
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-or-	ACCOUNT NUMBER
INTERNET — Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.

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THE BOARD OF DIRECTORS OF PLAINS ALL AMERICAN GP LLC, THE GENERAL PARTNER OF OUR GENERAL PARTNER, UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	A proposal to approve and adopt the Agreement and Plan of Merger dated as of June 11, 2006 by and among Plains All American Pipeline, L.P., Pacific Energy Partners, L.P, and the other parties thereto, as it may be amended from time to time, and the merger contemplated by the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	A proposal to approve the issuance of Plains common units to the common unitholders of Pacific (other than LB Pacific, LP), as provided in the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Your common units will be voted as directed on this card. If this card is signed and no direction is given for any item, your common units will be voted FOR all items. In addition, your common units will be voted in the discretion of the proxy holder on any other matter that may properly come before the meeting and any adjournments or postponement of the special meeting.

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Unitholder	Date	Signature of Unitholder	Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.